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                                                                   Exhibit 4.9


EXECUTION COPY

                             DATE: 27TH JANUARY 2003

                            ELAN PHARMACEUTICALS INC.
                                       AND
                             AMARIN CORPORATION PLC.

                                DEED OF VARIATION
                                   RELATING TO
                              AMENDED AND RESTATED
                DISTRIBUTION, MARKETING AND OPTION AGREEMENT
                             DATED 28 SEPTEMBER 2001
                                   (PERMAX(R))
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                                      INDEX

1.       DEFINITIONS AND INTERPRETATION...................................1


2.       INTRODUCTION.....................................................1


3.       VARIATIONS.......................................................1


4.       CONFIRMATION OF THE AGREEMENT....................................1


5.       EXECUTION AND DELIVERY...........................................2


6.       MISCELLANEOUS....................................................2
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THIS DEED OF VARIATION is made the 27th January 2003

BETWEEN:

(1) ELAN PHARMACEUTICALS, INC., a corporation duly organized and existing under the applicable laws of the State of Delaware, having a principal place of business in South San Francisco, California ("ELAN"); and

(2) AMARIN CORPORATION PLC, a company incorporated in England and Wales (registered no. 002353920), whose registered office is 7 Curzon Street, London, W1J 5HG England ("AMARIN").

WHEREAS:

(A) Elan and Amarin entered into an Amended and Restated Distribution, Marketing and Option Agreement between Elan and Amarin dated 28 September 2001 (the "AGREEMENT").

(B) Elan and Amarin entered into a Waiver and Amendment dated 8 August 2002. A condition therein not having been fulfilled, such Waiver and Amendment was not effective, as Elan and Amarin hereby acknowledge.

(C) Elan and Amarin also entered into an assignment and assumption Agreement effective as of 29 March, 2002 as a part of the consummation of Amarin's exercise of its option right for Permax.

(D) Elan Corporation, plc., Elan Pharma International Limited, Elan International Services Limited, Elan, Monksland Holdings BV and Amarin have entered into a Master Agreement of even date herewith (the "MASTER AGREEMENT").

(E) Pursuant to the Master Agreement, Amarin and Elan have agreed to amend the Agreement by and upon the terms of this Deed.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1. Unless the context otherwise requires, all other words and expressions defined in the Agreement shall have the same meaning in this Deed.

1.2. Reference to articles, sections, clauses and paragraphs herein are to articles, sections, clauses and paragraphs in the Agreement.

2.    INTRODUCTION

This Deed is supplemental to the Agreement.

3.    VARIATIONS

The parties to this Deed agree that with effect from the date hereof the Agreement shall be varied as follows:

3.1. Section 3.01(c) shall be varied by the deletion of the words "Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000.00)" and the substitution therefor of the words "Thirty Million Dollars
      ($30,000,000.00)".

4.    CONFIRMATION OF THE AGREEMENT


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Save as varied by this Deed, the parties hereto confirm that the Agreement shall continue in full force and effect in all respects.

5.    EXECUTION AND DELIVERY

5.1. Each of the parties to this document intends it to be a Deed and agrees that upon it being dated it shall be treated as having been delivered as a Deed.

5.2. The signing of this Deed by or on behalf of the parties hereto shall constitute an authority to their respective solicitors (or any of them) or any agent or an employee of them to date it as a Deed on behalf of the parties.

6.    MISCELLANEOUS

The provisions of Article 13 (Miscellaneous) of the Agreement shall be incorporated into this Deed mutatis mutandis.

IN WITNESS whereof the parties have executed and delivered this Deed the date first above written.


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EXECUTED as a DEED by         )
AMARIN CORPORATION PLC        )
acting by:-                   )

Director          /s/ Richard Stewart

Secretary         /s/ Jonathan Lamb

EXECUTED as a DEED by            )
ELAN PHARMACEUTICALS, INC.       )
acting by:-                      )

Name:   /s/ Michael Pagnotta

Title:


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